ADVANCE DISPLAY TECHNOLOGIES, INC.
                                   FORM 10-KSB
                            FOR THE FISCAL YEAR ENDED
                                  JUNE 30, 1997


                                   EXHIBIT 22



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                       ADVANCE DISPLAY TECHNOLOGIES, INC.

                              List of Subsidiaries


Display Optics, Ltd., a limited partnership organized and operating under the laws of the state of Colorado.

Display Group, LLC, a limited liability company organized and operating under the laws of the state of Colorado.